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                                                               EXHIBIT 10.15(a)

NATIONSBANK, N.A. (SOUTH)

                                 LOAN AGREEMENT


         This Loan Agreement (the "Agreement") dated as of July 25, 1996, by and between NationsBank, N.A. (South), a national banking association ("Bank") and the Borrower described below.

         In consideration of the Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. Capitalized terms not otherwise defined herein are used herein as defined in the Promissory Note. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A.       BORROWER: Syntellect Inc., a Delaware corporation

                  B.       BORROWER'S ADDRESS:    1000 Holcomb Woods Parkway
                                                  Suite 410A
                                                  Roswell, Georgia 30076

                  C. CURRENT ASSETS. "Current Assets" means the aggregate amount of all of Borrower's assets which would, in accordance with GAAP, properly be defined as current assets.

                  D. CURRENT LIABILITIES. "Current Liabilities" means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

                  E. HAZARDOUS MATERIALS. "Hazardous Materials" include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  F. LIQUID ASSETS. "Liquid Assets" means, at any time, the sum of the Borrower's (i) cash, (ii) securities readily convertible into cash, and (iii) accounts receivable not more than 30 days overdue.

                  G. LOAN. "Loan" means any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

                  H. LOAN DOCUMENTS. "Loan Documents" means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

                  I. NET WORTH. "Net Worth" means the amount by which total assets exceed total liabilities in accordance with GAAP.

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                  J.       SUBSIDIARIES. "Subsidiaries" means, collectively, all
of the subsidiaries of the Borrower.

                  K. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

         2.       LOANS.

                  A. LOAN. Bank hereby agrees to make one or more loans to Borrower in the aggregate principal face amount of $2,000,000, The obligation to repay the loans is evidenced by a promissory note of even date herewith (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Promissory Note") having a maturity date (as such date may be amended or extended from time to time, the "Maturity Date"), repayment terms and interest rate as set forth in the Promissory Note.

                           i. REVOLVING CREDIT FEATURE. The Loan provides for a revolving line of credit under which Borrower may from time to time, borrow, repay and re-borrow funds.

                           ii. USAGE FEE. Borrower will pay hereafter on the last business day of each month for the period from and including the date the Loan was established to and including the Maturity Date of the Loan, a usage fee at a rate per annum of 0.45% of the average daily unused portion of the Loan during such period. The Borrower may at any time upon written notice to the Bank permanently reduce the amount of the Loan at which time the obligation of the Borrower to pay a usage fee shall thereupon correspondingly be reduced.

                           iii.     LETTER OF CREDIT SUBFEATURE.

                                   (a) As a subfeature under the Loan, Bank may
                           from time to time issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $2,000,000. Each Letter of Credit shall be issued for a term not to exceed 360 days, as designated by Borrower. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Loan and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Loan and shall be repaid in accordance with the terms of the Loan; provided however, that if the Loan is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Loan in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest


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                           thereon, from the date such amount is paid by Bank to
                           the date such amount is fully repaid by Borrower, at the Default Rate. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft.

                                    (b) In the event there should remain
                           outstanding any undrawn Letter of Credit on the Maturity Date with an expiration date later than the Maturity Date, then, notwithstanding the Borrower's inability to obtain further advances under the Loan and the Borrower's repayment of any other amounts outstanding under the Loan, (i) the Borrower's obligations under this Agreement shall remain in full force and effect until (A) such Letter of Credit either expires or is returned to the Bank undrawn and
                           (B) all other Obligations of the Borrower are repaid or performed in full, and (ii) the Borrower shall promptly deposit with the Bank cash collateral in an amount not less than the aggregate undrawn face amounts of all such Letters of Credit, upon such terms and conditions as may be acceptable to the Bank.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                  A. GOOD STANDING. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                  B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document other than any such consent or approval that has already been obtained, and Borrower is, to the best of its knowledge, in compliance with all laws and regulatory requirements to which it is subject.

                  C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                  D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as set forth on
Schedule 3 D hereto.

                  E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.


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                  F.       OWNERSHIP OF ASSETS. Borrower has good title to its
assets, and its assets are free and clear of liens, except those granted to Bank or as set forth on Schedule 3 F hereto.

                  G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

                  H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, 1995. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be materially accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                  I. PLACE OF BUSINESS. Borrower's chief executive office is located at 1000 Holcomb Woods Parkway, Suite 410A, Roswell, Georgia 30076.

                  J. ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not, to the best of its knowledge, violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                  K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved:

                           i. Maintain a ratio of Liquid Assets to Current
                  Liabilities of not less than 1.1 to 1.0 as of the last day of any calendar quarter.

                           ii. Maintain Net Worth as of the last day of any
                  calendar quarter of not less than (a) $22,000,000 for the calendar quarter ending September 30, 1996, and (b) the sum of
                  (i) the minimum Net Worth required by this Section to have been maintained by the Borrower as of the last day of the immediately preceding calendar quarter plus, (ii) an amount equal to 80% of the Borrower's consolidated net income (but only if such is greater than zero) for the calendar quarter then ended.


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                           iii. Maintain a ratio of total liabilities to Net
                  Worth of not more than 0.75 to 1.0 as of the last day of any calendar quarter.

                  B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above or at the Borrower's office in Phoenix, Arizona. Except as otherwise provided below, financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

                  In addition, Borrower will:

                           i. Within 90 days of the close of each fiscal year,
                  furnish to Bank audited financial statements of Borrower on a consolidated basis with its Subsidiaries for such fiscal year, together with a consolidating financial statement of Borrower and its Subsidiaries; provided, however, that such consolidating financial statement shall not be required to be covered by the audit opinion of Borrower's certified public accountants.

                           ii. Within 45 days of the close of each fiscal
                  quarter, furnish to Bank unaudited financial statements (including a balance sheet and profit and loss statement) of Borrower, on a consolidated basis with its Subsidiaries, for such fiscal quarter.

                           iii. Furnish to Bank a compliance certificate for
                  (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                           iv. Furnish to Bank promptly such additional
                  information, reports and statements respecting the business operations and financial condition of Borrower and its Subsidiaries, respectively, from time to time, as Bank may reasonably request.

                  C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank, for the benefit of Borrower and Bank, as their interests may appear, payable to Bank as loss payee, and providing for at least 30 days prior notice to Bank of any


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cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

                  D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions, except where the failure to do so would not materially impair the Borrower's operations or impair in any manner the Borrower's ability to perform its obligations under this Agreement and the other Loan Documents.

                  E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might reasonably he expected to materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents,
(ii) any litigation filed by or against Borrower having an amount in controversy, in the aggregate, greater than $100,000, (iii) any event that has occurred that would constitute a Default and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.

                  F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                  H.       ENVIRONMENTAL. Immediately advise Bank in writing of
(i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three
(3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.


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         5.       NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  A. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any of its or its Subsidiaries' assets, except in the normal course of business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or any Subsidiary or form or acquire any new subsidiary; provided, however, that the Borrower may (i) transfer assets from time to time to its Subsidiary, Telecorp Systems, Inc., and
(ii) transfer assets from time to time to its other Subsidiaries (excluding Telecorp Systems, Inc.), or sell assets, so long as such transfers and sales do not exceed, in the aggregate in any calendar year, an amount exceeding five percent (5%) of the Net Worth of the Borrower, as determined by the Borrower's most recently provided financial statements.

                  B. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets or in the assets of any of its Subsidiaries, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise. Notwithstanding the foregoing, the Borrower may grant, or permit any Subsidiary to grant, Liens on its assets (excluding the Collateral) securing indebtedness or other obligations permitted under Section 5 D. below.

                  C. EXTENSIONS OF CREDIT. Make or permit any Subsidiary to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year. Notwithstanding the foregoing, the Borrower may (i) make loans to its employees not exceeding, in the aggregate at any time outstanding, $100,000, (ii) make loans to its Subsidiary, Telecorp Systems, Inc., and (iii) make loans to its Subsidiaries (other than Telecorp Systems, Inc.) not exceeding, in the aggregate during any calendar year, $1,000,000.

                  D. BORROWINGS. Create, incur, assume or become liable in any manner for, or permit any of its Subsidiaries to create, incur, assume or become liable in any manner for, any indebtedness (for borrowed money, deferred payment for the purchase of assets, payments in respect of capital leases, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of business, and except for additional indebtedness disclosed to Bank in writing and not exceeding, in the aggregate, $250,000 at any time.

                  E. CHARACTER OF BUSINESS. Change the general character of business of the Borrower and its Subsidiaries as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                  F. MANAGEMENT CHANGE. Make any substantial change in its present executive or management personnel, including without limitation Larry Bradner and Steve Nussallah.

                  G. LOCKBOX ACCOUNTS. The Borrower will establish one or more lockbox accounts with the Bank and will direct each of its account debtors to submit all payments owing


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the Borrower to such lockbox accounts. The Borrower will cause its Subsidiary,
Telecorp. Systems, Inc., to establish one or more lockbox accounts with the Bank and will direct each of its account debtors to submit all payments owing such Subsidiary to such lockbox accounts. The Borrower hereby grants, and will cause such Subsidiary to grant, a first priority security interest in each such account to the Bank to secure the Obligations. The Bank will apply the net balance of each such lockbox account against the outstanding balance of the Loans each day. The Borrower will cause each lockbox account or deposit account open in its own name or in the name of Telecorp. Systems, Inc. with any institution other than the Bank to be closed before October 1, 1996.

         6. DEFAULT. A "Default" shall exist under this Agreement if (a) any default shall exist under any other Loan Document and any applicable cure period shall have expired and any applicable notice shall have been given, or
(b) Borrower shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and property observe, keep or perform any term, covenant, agreement or condition in this Agreement or any other Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

         7. REMEDIES UPON DEFAULT. If a Default shall occur and be continuing, Bank shall have all rights, powers and remedies available under this Agreement and each of the other Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

                    Borrower:      Syntellect Inc.
                                   1000 Holcomb Woods Parkway, Suite 410A
                                   Roswell, Georgia 30076
                                   Fax: (770) 587-0589

                    Bank:          NationsBank, N.A. (South)
                                   600 Peachtree Street, N.E., 18th Floor
                                   Atlanta, Georgia 30308
                                   Attention: Michael Paulson
                                   Fax: (404) 607-6338

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made
(a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and (b) if sent by any other means, upon delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (including outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.


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         10.      MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Georgia and applicable United States federal law.

                  C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                  D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. INDEMNIFICATION. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal


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

injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any deed to secure debt, deed of trust, security agreement or mortgage securing the Loan.

                  G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Loan shall not have expired or so long as any Letter of Credit issued by the Bank under this Agreement shall remain outstanding.

         11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL

PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER: SYNTELLECT INC.               BANK: NationsBank, N.A. (South)

By:      /s/ Neal Miller        (Seal)  By:     /s/ Michael Paulson
         -----------------------                -----------------------------
Name:    Neal Miller                    Name:   Michael Paulson
         -----------------------                -----------------------------
Title:   Chief Financial officer        Title:  Assistant Vice President
         -----------------------                -----------------------------

         [Corporate Seal]


Attest:  /s/ J L Bradner       (Seal)
         ----------------------
Name:    J L Bradner
         ----------------------
Title:   CEO
         ----------------------


                                      -11-